                                                                   Exhibit 4.6.2


                         UNION BANK OF CALIFORNIA, N.A.
                               4200 LINCOLN PLAZA
                                 500 NORTH AKARD
                               DALLAS, TEXAS 75201


                                 August 2, 2002


Chesapeake Energy Corporation
Chesapeake Exploration Limited Partnership
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Re: Second Amended and Restated Credit Agreement dated as of June 11, 2001 (as amended, supplemented or restated, the "Credit Agreement"), by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation ("Company"), Bear Stearns Corporate Lending Inc., as syndication agent ("Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent ("Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto ("Lenders")

Ladies and Gentlemen:

      Reference is hereby made to the Credit Agreement. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given them in the Credit Agreement.

      Borrower and Company have informed Administrative Agent and Lenders that Company intends to issue new Senior Notes (in one or more series) in the aggregate face amount of up to $375,000,000, providing (i) for an interest rate at the then prevailing market rate of interest, but not more than 9-1/4%, (ii) for a maturity date of not sooner than ten years from the date of issuance, and
(iii) for covenants, mandatory prepayments, defaults, and events of default no more restrictive than Company's 8-1/8% Notes (the "New Notes").

      Borrower and Company have requested that Administrative Agent and Lenders consent to the issuance of the New Notes. Accordingly, subject to the terms and provisions hereof, Administrative Agent and Lenders hereby (i) consent to the issuance of the New Notes, (ii) waive any violations of Section 7.2 of the Credit Agreement resulting therefrom, and (iii) agree that such New Notes shall be permitted in addition to the Indebtedness otherwise permitted pursuant to
Section 7.2 of the Credit Agreement; provided that (1) at the time of the issuance of the New Notes, no Default or Event of Default has occurred that is continuing,
(2) the issuance of the New Notes shall be approved by the Board of Directors of Company, (3) the issuance of the New Notes shall be consummated on or before September 30, 2002, (4) to the extent that the aggregate face amount of the New Notes exceeds $250,000,000, the issuance of such New Notes in excess of $250,000,000 shall be used to exchange and/or redeem the 7-7/8% Notes, and (5) except as otherwise provided herein, nothing in this Letter Agreement shall allow any Person to incur any other new Indebtedness not allowed pursuant to
Section 7.2 of the Credit Agreement.

      Borrower will pay to Administrative Agent, for the account of each Lender signatory to this Letter Agreement on or before 5:00 p.m., Dallas, Texas time on the date hereof, a consent fee of $50,000 that shall be distributed to such Lenders on a pro rata basis according to the Revolving Percentages of such Lenders. Such fee shall be due and payable at such time as Majority Lenders are signatory to this Letter Agreement.

      The Credit Agreement is hereby ratified and confirmed in all respects. Except as expressly set forth above, the execution, delivery and effectiveness of this Letter Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement, the Notes, or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement, the Notes, or any other Loan Document.

      By its execution below, each Guarantor hereby (i) consents to the provisions of this Letter Agreement and the transactions contemplated herein,
(ii) ratifies and confirms the Guarantee Agreement dated as of June 11, 2001 made by it for the benefit of Administrative Agent and Lenders and the other Loan Documents executed pursuant to the Credit Agreement, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Letter Agreement and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

      This Letter Agreement is a "Loan Document" as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto. This Letter Agreement may be executed in multiple counterparts, all of which shall constitute one Letter Agreement. This Letter Agreement may be validly executed by facsimile or other electronic transmission.


           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]
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      Please execute a copy of this Letter Agreement in the space provided below to evidence your agreement to and acknowledgment of the foregoing.

                                    Very truly yours,

                                    UNION BANK OF CALIFORNIA, N.A.
                                    Administrative Agent, Collateral Agent
                                    and Lender

                                    By:  /s/ RANDALL OSTERBERG
                                         ----------------------------------
                                         Name: Randall Osterberg
                                         Title: Senior Vice President

                                    By:  /s/ JOHN CLARK
                                         ------------------------------------
                                         Name: John Clark
                                         Title: Vice President

ACKNOWLEDGED AND AGREED
to as of the date first written above:

BORROWER:
--------

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

By:   Chesapeake Operating, Inc., its general partner


By:    /s/ MARTHA A. BURGER
      -----------------------------------
      Name: Martha A. Burger
      Title: Treasurer & Sr. Vice President Human Resources

GUARANTORS:

CHESAPEAKE ENERGY CORPORATION


By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer & Sr. Vice President Human Resources

THE AMES COMPANY, INC.



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer

CHESAPEAKE ACQUISITION CORPORATION



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer

CHESAPEAKE ENERGY LOUISIANA CORPORATION



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer

CHESAPEAKE OPERATING, INC.



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer & Sr. Vice President Human Resources

CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP

By:   CHESAPEAKE OPERATING, INC., its General Partner


By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer & Sr. Vice President Human Resources

CHESAPEAKE ROYALTY COMPANY



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer

CHESAPEAKE-STAGHORN ACQUISITION L .P.

By:   CHESAPEAKE OPERATING, INC., its General Partner



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer & Sr. Vice President Human Resources

CHESAPEAKE LOUISIANA, L.P.

By:   CHESAPEAKE OPERATING, INC., its General Partner



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer & Sr. Vice President Human Resources

GOTHIC ENERGY CORPORATION



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer

GOTHIC PRODUCTION CORPORATION



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer

NOMAC DRILLING CORPORATION



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer

CARMEN ACQUSITION CORP.



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer

SAP ACQUISITION CORP.



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer

CHESAPEAKE MOUNTAIN FRONT CORP.



By:    /s/ MARTHA A. BURGER
      ---------------------------------
      Name: Martha A. Burger
      Title: Treasurer

                                    LENDERS:

                                    BANK OF OKLAHOMA, N.A.


                                    By:    /s/ JOHN N. HUFF
                                          ------------------------------------
                                          Name: John N. Huff
                                          Title: Vice President

                                    BANK OF SCOTLAND


                                    By:    /s/ JOSEPH FRATUS
                                          ------------------------------------
                                          Name: Joseph Fratus
                                          Title: First Vice President

                                    BEAR STEARNS CORPORATE LENDING INC.


                                    By:    /s/ VICTOR BULZACCHELLI
                                          ------------------------------------
                                          Name: Victor Bulzacchelli
                                          Title: Authorized Agent

                                    BNP PARIBAS


                                    By:    /s/ BETSY JOCHER
                                          ------------------------------------
                                          Name: Betsy Jocher
                                          Title: Vice President

                                    By:    /s/ GABE ELLISOR
                                          ------------------------------------
                                          Name: Gabe Ellisor
                                          Title: Vice President

                                    COMERICA BANK - TEXAS


                                    By:    /s/ PETER L. SEFZIK
                                          ------------------------------------
                                          Name: Peter L. Sefzik
                                          Title: Assistant Vice President

                                    COMPASS BANK


                                    By:    /s/ KATHLEEN J. BOWEN
                                          ------------------------------------
                                          Name: Kathleen J. Bowen
                                          Title: Vice President

                                    CREDIT AGRICOLE INDOSUEZ


                                    By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                    NATEXIS BANQUES POPULAIRES


                                    By:    /s/ DONOVAN C. BROUSSARD
                                          ------------------------------------
                                          Name: Donovan C. Broussard
                                          Title: Vice President

                                    By:    /s/ DANIEL PAYER
                                          ------------------------------------
                                          Name: Daniel Payer
                                          Title: Vice President

                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:    /s/ DOUG CLARK
                                          ------------------------------------
                                          Name: Doug Clark
                                          Title: Vice President

                                    RZB FINANCE LLC


                                    By:    /s/ FRANK J. YAUTZ
                                          ------------------------------------
                                          Name: Frank J. Yautz
                                          Title: First Vice President

                                    By:    /s/ JOHN A. VALISKA
                                          ------------------------------------
                                          Name: John A. Valiska
                                          Title: Group Vice President

                                    SUMITOMO MITSUI BANKING
                                    CORPORATION


                                    By:    /s/ DAVID A. BUCK
                                          ------------------------------------
                                          Name: David A. Buck
                                          Title: Senior Vice President

                                    TORONTO DOMINION (TEXAS), INC.


                                    By:    /s/ DEBBIE A. GREENE
                                          ------------------------------------
                                          Name: Debbie A. Greene
                                          Title: Vice President

                                    WASHINGTON MUTUAL BANK, FA


                                    By:    /s/ MARK ISENSEE
                                          ------------------------------------
                                          Name: Mark Isensee
                                          Title: Vice President

                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By:    /s/ BERNARD WEYMULLER
                                          ------------------------------------
                                          Name: Bernard Weymuller
                                          Title: Senior Vice President